UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2013

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VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

Adoption of Incentive Compensation Recoupment Policy

On November 12, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Volcano Corporation (the “Company”) adopted the Volcano Corporation Incentive Compensation Recoupment Policy (the “Recoupment Policy”), which provides for, among other things, the Company’s recoupment of certain incentive compensation paid to certain of the Company’s executive officers (including the Company’s named executive officers) upon the occurrence of certain events. The Recoupment Policy will become effective on January 1, 2014 so that it will apply to cash and equity incentive compensation approved, awarded or granted to the executive officers after such date. Pursuant to the Recoupment Policy, if (1) the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of reported financial results filed with the Securities and Exchange Commission that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws (other than corrections resulting from changes to accounting standards); and (2) a lower payment or award would have been made to such executive officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results, then the affected executive officer will be required to return to the Company the full or partial portion of any cash or equity-based compensation paid to or received by such officer during the three-year period preceding the date of the accounting restatement that is greater than the amount that would have been paid or received had the financial results been properly reported.

The Recoupment Policy is subject to such changes and amendments as may be approved from time to time by the Committee, in all cases subject to applicable law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/ S / Darin Lippoldt
Darin Lippoldt Executive Vice President and General Counsel
Dated: November 18, 2013